FOR IMMEDIATE RELEASE CONTACT: BRETT CHILES

(713) 529-0900

EQUUS TOTAL RETURN, INC. ELECTS GREGORY J. FLANAGAN AS INDEPENDENT CHAIRMAN

HOUSTON, TX - May 9, 2008 - Equus Total Return, Inc. (NYSE: EQS) (the "Fund") announced that the Fund's board of directors elected Gregory J. Flanagan as its independent (non-executive) Chairman of the Board. Mr. Flanagan has been a director of the Fund since 1992. Mr. Flanagan succeeds Robert L. Knauss who has served as the Fund's independent Chairman since December 2007.

In addition to the election of Mr. Flanagan, the Fund's board of directors also elected the following officers:

Kenneth I. Denos as Chief Executive Officer and President

L'Sheryl D. Hudson as Chief Financial Officer, Chief Compliance Officer and Vice President

Gary L. Forbes as Senior Vice President

Brett M. Chiles as Secretary

Equus Total Return, Inc. is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on Equus Total Return, Inc. may be obtained from the Equus website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.